Pinstripes Receives Notice of Noncompliance with NYSE Listing Rules
Intends to cure the deficiencies and return to compliance with NYSE standard
Notice does not impact trading of the Company’s common stock

NORTHBROOK, Ill. - October 22, 2024 - Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today announced that it received notice from the New York Stock Exchange (the “NYSE”) on October 16, 2024 that it is not in compliance with Sections 802.01B and 802.01C of the NYSE Listed Company Manual because, as of October 16, 2024, the average market capitalization of the Company was less than $50 million over a consecutive 30 trading-day period, and, at the same time, the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading‐day period. The notice does not result in the immediate delisting of the Company’s common stock from the NYSE.
The Company plans to submit a plan to the NYSE on or before November 30, 2024, that is intended to cure the market capitalization and stock price deficiencies and to return the Company to compliance with the NYSE continued listing standards. The Company can regain compliance at any time within the six-month period with respect of the minimum average share price deficiency if following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
The NYSE will have 45 days after the receipt of the plan to review and determine whether the Company has made a reasonable demonstration of its ability to regain compliance with the minimum average market capitalization standard within the 18-month cure period. The NYSE will either accept the plan, at which time the Company would be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan, and the Company would be subject to suspension and delisting procedures. If the NYSE accepts the plan and the Company satisfies the minimum average market capitalization standard, the Company’s Class A common stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to the Company’s compliance with other continued listing standards, including the minimum average share price standard, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan.
Under the NYSE’s rules, if the Company determines that, if necessary, it will cure the market capitalization and stock price deficiencies by taking an action that will require stockholder approval, it must so inform the NYSE in the above referenced notification and the market capitalization and price conditions will be deemed cured if the market capitalization promptly exceeds $50 million and the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days. The Company intends to consider available alternatives, including but not limited to a reverse stock split, that are subject to shareholder approval.
About Pinstripes Holdings, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000-38,000 square foot venues can accommodate groups of 20 to 1,500 for private events, parties, and celebrations.

For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans to notify the NYSE that it intends to cure the market capitalization and share price deficiencies and return to compliance with the applicable NYSE continued listing standards, its intention to remain listed with the NYSE, and its options to regain compliance with the NYSE’s continued listing standards. We intend such forward-looking statements to be covered by the safe harbor provisions for the forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ recently completed business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations on a timely basis; risks related to the substantial indebtedness of Pinstripes; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of labor shortage and inflation on Pinstripes; other economic, business and/or competitive factors; the risk that the notice and noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company’s Class A common stock; and the Company’s ability to continue to meet NYSE continued listing standards. The foregoing list of factors is not exhaustive.
Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Pinstripes on June 28, 2024 and other documents filed by Pinstripes from time to time with the SEC.
Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Except as expressly required by the federal securities laws, Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com